REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Trustees and
Shareholders of EGA Emerging Global Shares Trust

In planning and performing our audits of the financial statements of EGShares Basic Materials GEMS ETF, EGShares Beyond BRICs ETF, EGShares Brazil Infrastructure ETF, EGShares China Infrastructure ETF, EGShares Consumer Goods GEMS ETF, EGShares Consumer Services GEMS ETF, EGShares Emerging Markets Consumer ETF, EGShares Emerging Markets Core ETF, EGShares Emerging Markets Domestic Demand ETF, EGShares Emerging
 Markets Metals & Mining ETF, EGShares Energy GEMS ETF, EGShares Financials GEMS ETF, EGShares GEMS Composite ETF, EGShares Health Care GEMS ETF, EGShares India Consumer ETF, EGShares India Infrastructure ETF, EGShares India Small Cap ETF, EGShares Industrials GEMS ETF, EGShares
 Low Volatility Emerging Markets Dividend ETF, EGShares Technology GEMS ETF, EGShares Telecom GEMS ETF and EGShares Utilities GEMS ETF, each a series of shares of beneficial interest of EGA Emerging Global Shares Trust (the Funds), as of and for the year or period ended March 31, 2013, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), we considered their internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.

The management of EGA Emerging Global Shares Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America (GAAP). A companys internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of the financial statements in accordance with GAAP, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the PCAOB. However, we noted no deficiencies in the Funds internal control over financial reporting and its operations, including controls over safeguarding securities that we consider to be material weaknesses, as defined above, as of March 31, 2013.

This report is intended solely for the information and use of the shareholders of the Funds, management and the Board of Trustees of EGA Emerging Global Shares Trust, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.




BBD, LLP


Philadelphia, Pennsylvania
May 30, 2013